UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported) March 6, 2024

FRP HOLDINGS, INC.

(Exact name of registrant as specified in its charter)

florida (State or other jurisdiction of incorporation)	001-36769 (Commission File Number)	47-2449198 (IRS Employer Identification No.)

200 W. FORSYTH STREET, 7TH FLOOR JACKSONVILLE, FLORIDA (Address of principal executive offices)	32202 (Zip Code)

(904) 858-9100

(Registrant’s telephone number, including area code)

Not Applicable

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

[ ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[ ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[ ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[ ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock	FRPH	Nasdaq Global Select Market

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (17 CFR §230.405) or Rule 12b-2 of the Securities Exchange Act of 1934 (17 CFR §240.12b-2).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.02 Departure of Directors or Principal Officers; Election of Directors; Appointment of Principal Officers.

On March 6, 2024, the board of directors of FRP Holdings, Inc. (the “Company”) unanimously voted to expand the size of the board of directors by one seat and elect David H. deVilliers, Jr. and Matthew S. McAfee to fill the vacancies on the board of directors (one of which resulted from the passing of Charles E. Commander), with their respective terms commencing on March 6, 2024.

David H. deVilliers, Jr.

Mr. deVilliers currently serves as the President of the Company and is a named executive officer whose compensation is discussed in the Company’s Annual Report on Form 10-K and Proxy Statement. He will not receive any additional compensation as a director of the Company. Mr. deVilliers will serve as the Vice Chairman of the board of directors.

Matthew S. McAfee

Matthew S. McAfee has been a practicing real estate lawyer for over 30 years. His practice focuses on commercial real estate transactions, commercial leasing and real estate project finance. In 2003, Mr. McAfee founded Driver McAfee Hawthrone & Diebenow, PLLC, located in Jacksonville, Florida, where he continues to practice. Mr. McAfee previously served as the Chairman of the Jacksonville Symphony Orchestra and the President of the Tree Hill Nature Center. He received a J.D from the University of Florida Levin College of Law and a B.S. from Duke University. Mr. McAfee brings extensive knowledge of the commercial real estate industry, valuable legal experience and experience in board leadership to the FRP Board.

Mr. McAfee, will receive director compensation consistent with the existing compensation arrangements for the Company’s non-employee directors. He will serve as a member of the Audit Committee and Compensation Committee and will serve as the chairman of the Nominating & Governance Committee of the board of directors.

Item 8.01 Other Events

On March 6, 2024, the Company issued a press release announcing that its board of directors approved a two-for-one stock split, which will be effected in the form of a stock dividend. The new shares will be distributed on April 12, 2024, to shareholders as of the close of business on the record date, April 1, 2024. A copy of the press release is attached to the Current Report on Form 8-K filed by the Company with the Commission on March 6, 2024.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

FRP HOLDINGS, INC.
Registrant

Date: March 12, 2024	By:	/s/John D. Baker III
John D. Baker III
Chief Financial Officer